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Exhibit 10.12

        Lease Contract

No. ZX HE-015

Party A:    JIANGSU DAGANG CO., LTD
Party B:    A123 Systems (Zhenjiang) Co. Ltd.

Title of the leased premises:    No. 1 Normal workshop at the south side of the
processing area (1st & 2nd floors)

Date for signature:    January 2006

Lease Contract

No. ZX HE—015

Lessor (hereinafter referred to as Party A): JIANGSU DAGANG CO., LTD

Lessee (hereinafter referred to as Party B): A123 Systems (Zhenjiang) Co. Ltd.

        In accordance with the Contract Law of the People's Republic of China and pertinent rules and regulations, Party A and Party B have reached an agreement through friendly consultation to conclude the following contract:

Article 1.	Party A guarantees that the leased premises meets the requirements of State regulations for lease of premises.
Article 2.	Location and size of the premises
(1)
Party A will lease to Party B the 1st and 2nd floors of the No. 1 normal workshop owned by Party A, which is located at the south side of Zhenjiang Export Processing Zone, with the postal address at No. 7, Tonggang Road, Dagang, Zhenjiang, Jiangsu Province;
	(2)	The size of the leased premises is 6694 square meters (Gross size) on the two floors.
Article 3.
Party A shall provide the valid proof of its right to lease and the business license, Party B shall provide its identification. Both parties can make copy of the foregoing documents for the record after examination. All the copies can be used only for the lease.
Article 4.	Lease term and purpose
	(1)	The lease term will last for thirty-six (36) months, which will be from 1 January 2006 to 31 December 2008.
	(2)	Party B shall promise to only use the leased premises for manufacture and handling official business.
	(3)	On expiration of lease term, Party B shall retrocede the leased premises on time.
Party B must inform Party A in writing about the intention of renewing the contract within three months before expiration of this contract. The contract will be renewed with agreement of Party A.
Article 5.	Rental and payment
	(1)	The rental will be RMB 8 per month per square meter.
	a.	From 1 January 2006 to 30 September 2006, the rental will be RMB 8 per month per square meter × 3347 square meters = RMB 26776 per month;
	b.	From 1 October 2006 to 31 December 2008, the rental will be RMB 8 per month per square meter × 6694 = RMB 53552 per month;
	(2)	The rental for leasing 630KVA × 2 transformer will be RMB 4000 per month; the lease term will be from 1 October 2005 to 31 December 2008.
	(3)	The mode of payment is as follow:
The rental shall be paid in advance quarterly; Party A shall give Party B valid invoice.

Article 6.	Miscellaneous expenses and tax
	(1)	Party A shall bear the following expenses:
the tax for property right of the land and buildings within the lease term.
	(2)	Party B shall pay for the following expenses:
shall pay the rental on time and bear the costs of utilities such as water, electricity, estate management and so on.
Article 7.	Maintenance and use
(1)
Party A shall guarantee the leased premises are safe for use within the lease term. Party A shall be responsible for maintaining the part of premises and facilities invested by Party A, Party B shall be responsible for the maintenance of the other parts.
Party A shall give 10-day written notice to Party B about the intention of maintenance; Party B shall provide active cooperation.
Party A shall provide maintenance service in time after Party B requiring.
Party A shall not responsible for maintaining the decoration made by Party B.
(page 2 is missed out)
	(3)	Party A withdraws the leased premises early in breach of this contract.
	(4)	Party A shall be responsible for compensating the loss suffered by Party B caused by flaw on the property right of the premises or illegally leasing the premises.
Article 12.	Liability of Party B for breach of this contract
(1)
Party A has right to terminate this contract and withdraw the leased premises, if Party B commits any one of the following acts. Party B shall pay a penalty, which will equal to 1% of total rental amount, to Party A. If the penalty is insufficient to cover the loss suffered by Party A, Party B shall continue to compensate sufficiently.
	a.	Sublease or lend the premises to others without written agreement of Party A;
	b.	Alter the structure of the leased premises without written agreement of Party A or destroy the leased premises;
	c.	Change the use of the leased premises stipulated in this contract or engage in any illegal activity;
	d.	Fail to pay the rental for more than four (4) months.
	(2)	Party B delays to pay for any expense stipulated foregoing in this contract ought to be paid by Party B within the lease term.
	(3)	Party B terminates the contract by itself before expiration of the lease without agreement of Party A.
	(4)	Party B shall retrocede the leased premises at the expiration of the lease. Fail to do so, Party B shall pay five times of daily rental to Party A as overdue fine for everyday delayed payment.

Article 13.	Exemption
(1) Both parties shall not be responsible for any loss or non-performance of this contract caused by force majeure.
(2)
To terminate this contract for the foregoing reason, the rental shall be paid following actual use time. If the actual time is less than one month, the rental will be paid based on days with refund for any overpayment or a supplemental payment for any deficiency.
(3) The force majeure refers to "the objective condition which is unforeseeable, unavoidable and impassable".
Article 14.
Party A and Party B may stipulate supplementary clauses for any matter not mentioned herein by consensus. Any supplementary clause and addendum are integral part of this contract and are legally of equal effect.
Article 15.	Settlement of dispute
Both parties shall deal with any dispute arising out of this contract by amicable negotiation. If negotiation is unsuccessful, both parties shall submit the dispute to Zhenjiang Arbitration Committee.
Article 16.	This contract is effective since being signed/sealed by both parties.
Article 17.	This contract with its addendum is in four copies, two for each party.

Party A:	Party B:
JIANGSU DAGANG CO., LTD (with official seal and signature of Legal representative)	A123 Systems (Zhenjiang) Co., Ltd (with official seal and signature of Legal representative)
6 January 2006

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  Exhibit 10.12